
<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements of the Company for the three month period ended March 31,
2000 and should be read in conjunction with, and is qualified in its entirety by, such financial statements.
</LEGEND>
<CIK>                                 0001025362
<NAME>              GOLDEN QUEEN MINING CO. LTD.
<MULTIPLIER>                                   1
<CURRENCY>                                   USD

<PERIOD-TYPE>                              3-MOS
<FISCAL-YEAR-END>                    DEC-31-2000
<PERIOD-START>                       JAN-01-2000
<PERIOD-END>                         MAR-31-2000
<EXCHANGE-RATE>                                 1
<CASH>                                   941,550
<SECURITIES>                                   0
<RECEIVABLES>                              4,786
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                         979,697 <F1>
<PP&E>                                28,759,798 <F2>
<DEPRECIATION>                           301,745
<TOTAL-ASSETS>                        29,739,495
<CURRENT-LIABILITIES>                     87,485
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                              34,155,989
<OTHER-SE>                            (5,259,801) <F3>
<TOTAL-LIABILITY-AND-EQUITY>           29,739,495
<SALES>                                         0
<TOTAL-REVENUES>                           18,448 <F4>
<CGS>                                           0
<TOTAL-COSTS>                                   0
<OTHER-EXPENSES>                          194,404 <F5>
<LOSS-PROVISION>                                0
<INTEREST-EXPENSE>                              0
<INCOME-PRETAX>                                 0
<INCOME-TAX>                                    0
<INCOME-CONTINUING>                             0
<DISCONTINUED>                                  0
<EXTRAORDINARY>                                 0
<CHANGES>                                       0
<NET-INCOME>                            (175,956)
<EPS-BASIC>                                (0.00)
<EPS-DILUTED>                              (0.00)

<F1> Includes prepaid expenses and other current assets of $33,361.
<F2> Consists of properties and equipment, net of depreciation of $991,885;
     mineral properties of $26,747,055; and other long-term assets of $1,020,858.
<F3> Consists of $5,259,801 of deficit accumulated during the development stage.
<F4> Consists of interest income of $18,110, and $338 of other income.
<F5> Consists of general and administrative expenses of $194,404.
